Exhibit 21.1

SYSCO CORPORATION
DIRECT AND INDIRECT SUBSIDIARIES, DIVISIONS AND DBA's
(excludes certain direct and indirect subsidiaries that in the aggregate would not constitute a significant subsidiary)

Subsidiary Name	DBA Name	Jurisdiction
A. M. Briggs, Inc.	Metropolitan, Meat, Seafood & Poultry	Delaware
Almacén Fiscal Frionet Caldera, S.A.		Costa Rica
Almacén Fiscal Frionet Limón, S.A.		Costa Rica
Arnotts (Fruit) Limited		Ireland
Bahamas Food Holdings Limited		Bahamas
Bahamas Food Services Limited		Bahamas
Brake Bros Foodservice Ireland Limited		United Kingdom
Brake Bros. Foodservice Limited		United Kingdom
Brake Bros. Holding I Limited		United Kingdom
Brake Bros. Ltd.		United Kingdom
Brake France Developpement		France
Brakes Foodservice NI Limited		United Kingdom
Buckhead Meat & Seafood of Houston, Inc.	Buckhead Meat and Seafood - Houston	Delaware
Buckhead Meats Houston
Louisiana Seafood
Buckhead Meat Company	Buckhead Meat and Seafood - Houston	Delaware
Buckhead Meat New England
Buckhead Meat of Atlanta
Buckhead Meat of Florida
Buckhead Meat of New England
Buckhead Meat of New Jersey
Buckhead Meat North Carolina
Buckhead Meat Rhode Island
North Star Seafood of Orlando
Royalty Foods, a division of Buckhead Meat Company
Trinity Seafood
Buckhead Meat Midwest, Inc.	Buckhead Meat & Seafood of Chicago	Delaware
Buckhead Meat & Seafood of Ohio
Imperial Seafood & Shellfish Co.
Buckhead Meat of Dallas, Inc.		Texas
Buckhead Meat of Denver, Inc.		Delaware
Buckhead Meat of San Antonio, LP		Texas
Buzztable, Inc.		Delaware
Cake Corporation	Cake Corporation of Delaware	Delaware
Cake of Delaware
Cake Sysco
Cake Sysco Corporation
Sysco Labs
Sysco Labs Corporation
Sysco Labs, Inc.
Christys Wine & Spirits Limited		Ireland

Subsidiary Name	DBA Name	Jurisdiction
Clafra Aktiebolag		Sweden
Corporacion Frionet Sociedad Anonima		Costa Rica
Crossgar Foodservice Limited		Ireland
Cucina Acquisitions (UK) Limited		United Kingdom
Cucina Finance (UK) Limited		United Kingdom
Cucina French Holdings Limited		United Kingdom
Cucina Fresh Finance Limited		United Kingdom
Cucina Fresh Investments Limited		United Kingdom
Cucina Lux Investments Limited		United Kingdom
Curleys Quality Foods Limited (Third Party)		Ireland
Davigel Belgilux S.A.		Belgium
Davigel Espana S.A.		Spain
Dust Bowl City, LLC		Texas
Eko Fågel Fisk o mittemellan AB		Sweden
EMPYR Incorporated		Delaware
Enclave Insurance Company		Texas
Enclave Parkway Association, Inc.		Texas
Enclave Properties, LLC	Sysco Enclave Properties	Delaware
European Imports, Inc.		Delaware
Freedman Meats, Inc.		Delaware
Freedman-KB, Inc.		Delaware
Fresh Direct (UK) Limited		United Kingdom
Fresh Direct Group Limited		United Kingdom
Fresh Direct Limited		United Kingdom
Fresh Direct Local (Cambridgeshire) Limited		United Kingdom
Fresh Direct Local (London) Limited		United Kingdom
Fresh Direct Local (Scotland) Limited		United Kingdom
Fresh Holdings Limited		United Kingdom
Freshfayre Limited		United Kingdom
FreshPoint Arizona, Inc.	FreshPoint - Phoenix	Delaware
FreshPoint Atlanta, Inc.	FreshPoint of Atlanta	Georgia
Mitt Parker
FreshPoint California, Inc.		Delaware
FreshPoint Central California, Inc.		Delaware
FreshPoint Central Florida, Inc.	FreshPoint - Pompano Beach	Florida
FreshPoint Southwest Florida
FreshPoint West Coast Florida
Garden Gourmet Specialties
Red's Market
FreshPoint Connecticut, LLC	FreshPoint - Hartford	Delaware
The Fowler & Huntting Company
FreshPoint Dallas, Inc.	FreshPoint Value Added Services	Delaware
FreshPoint Denver, Inc.		Colorado
FreshPoint Las Vegas, Inc.		Delaware
FreshPoint North Carolina, Inc.	FreshPoint Charlotte	Tennessee

Subsidiary Name	DBA Name	Jurisdiction
FreshPoint Raleigh
FreshPoint of Raleigh
FreshPoint North Florida, Inc.	East Coast Fruit Company	Florida
FreshPoint Jacksonville
FreshPoint Savannah
FreshPoint Southern Georgia
Movsovitz of Georgia
FreshPoint Oklahoma City, LLC	FreshPoint Arkansas	Delaware
FreshPoint Tulsa
FreshPoint Pompano Real Estate, LLC		Delaware
FreshPoint Puerto Rico, LLC		Puerto Rico
FreshPoint San Francisco, Inc.	FreshPoint - San Francisco (CA)	California
FreshPoint South Florida, Inc.		Florida
FreshPoint South Texas, Inc.	City Produce	Delaware
FreshPoint - Harlingen
FreshPoint - San Antonio
FreshPoint Southern California, Inc.	G & G Produce Company (CA)	California
FreshPoint Tomato, LLC	FreshPoint Nashville	Delaware
FreshPoint Value Added
Nashville Tomato
FreshPoint Vancouver, Ltd.	FreshPoint - Nanaimo	Canada
FreshPoint - Vancouver
FreshPoint Foodservice
FreshPoint Freshcuts
FreshPoint, Inc.		Delaware
Fruktservice i Helsingborg AB		Sweden
G&S Real Estate, Inc.		Delaware
GHS Classic Drinks Limited		Ireland
Gilchrist & Soames Holdings Corporation		Delaware
Gilchrist & Soames UK Limited		England
Gilchrist & Soames, Inc.		Delaware
Grupo Enclave, S.A.		Costa Rica
Guest Packaging, LLC		Delaware
Guest Supply Asia, Limited		Hong Kong
Guest Supply Singapore Pte. Ltd.		Singapore
Isakssons Frukt & Grönt AB		Sweden
Keelings & Curleys Distribution Limited		Ireland
Kent Frozen Foods		United Kingdom
Les Ateliers Du Gout		France
Liquid Assets Limited		Bahamas
M&J Seafood Holdings Limited		United Kingdom
M&J Seafood Limited		United Kingdom
Manchester Mills, LLC		Delaware
Mayca Autoservicio S.A.		Costa Rica
Mayca Distribuidores, S.A.		Costa Rica

Subsidiary Name	DBA Name	Jurisdiction
Menigo Foodservice AB		Sweden
Mitshim Etatu Supply LP		Canada
Newport Meat Northern California, Inc.		California
Newport Meat of Nevada, Inc.		Delaware
Newport Meat Pacific Northwest, Inc.		Delaware
Newport Meat Southern California, Inc.		Delaware
North Star Holding Corporation		Delaware
North Star Seafood Acquisition Corporation		Delaware
North Star Seafood, LLC	IncredibleFish	Florida
North Star Seafood of Orlando
Palisades Ranch, Inc.		California
Pallas Foods Farm Fresh Unlimited Company		Ireland
Pallas Foods Unlimited Company		Ireland
Pauleys Produce Limited		United Kingdom
PFS de Mexico, S.A. de C.V.		Mexico
Promotora del Servicios, S.A. de C.V.		Mexico
Restaurangakdemien AB		Sweden
Restaurant of Tomorrow, Inc.		Delaware
Rohan Viandes Elaboration		France
Roots of Oxford Limited		United Kingdom
SCI Bianchi Montegut		France
SCI de Boiseau		France
SCI de Garcelles		France
SCI Lanjouan		France
SCI Le Dauphin		France
Servicestyckarna I Johannes AB		Sweden
Servicios Ameriserve, S.A. de C.V.		Mexico
Shenzhen Guest Supply Trading Co., Limited		Hong Kong
SMS Bermuda Holdings		Bermuda
SMS Global Holdings S.á.r.l.		Luxembourg
SMS GPC International Limited		Hong Kong
SMS GPC International Resources Limited		Hong Kong
SMS International Resources Ireland Unlimited Company		Ireland
SMS Lux Holdings LLC		Delaware
SOTF, LLC	Supplies on the Fly	Delaware
Specialty Meat Holdings, LLC		Delaware
Stockflag Limited		United Kingdom
Stockholms Fiskauktion AB		Sweden
Sysco Acquisition Sub, LLC		Delaware
Sysco Albany, LLC	Sysco Food Services of Albany, LLC	Delaware
Sysco Asian Foods, Inc.	Asian Foods	Delaware
Sysco Atlanta, LLC		Delaware
Sysco Baltimore, LLC		Delaware
Sysco Baraboo, LLC		Delaware

Subsidiary Name	DBA Name	Jurisdiction
Sysco Bermuda Partners, L.P.		Bermuda
Sysco Boston, LLC		Delaware
Sysco Canada Holdings S.á.r.l.		Luxembourg
Sysco Canada, Inc.	Aliments Conan	Canada
Allard Fruits Et Légumes
Bedell's Foodservice
Centre De Redistribution Sysco De Calgary
Centre De Redistribution Sysco De Kingston
Connexion Sysco
Derma Meat Co.
Distagro
En Gros Pierre
En Gros Pierre Poissons Et Fruits De Mer
Fin's Seafood Distributors
Frank & Dino
Frank Et Dino Aliments
Grand Vallée
Honeyman's Beef Purveyors
Importation Alimentaire Mega
J.J. Derma Meats
Martha's Garden
Pronamic Distribution
Service Alimentaire Bedell
Services Alimentaires Sysco D'Edmonton
Services Alimentaires Sysco De Regina
Services Alimentaires Sysco De Vancouver
Services Alimentaires Sysco Du Canada
Services Alimentaires Sysco Du Canada Atlantique
Sysco Calgary
Sysco Calgary CRD
Sysco Calgary Redistribution Centre
Sysco Canada
Sysco Central Ontario
Sysco Connect
Sysco Du Centre De L'Ontario
Sysco Du Sud-Ouest De L'Ontario
Sysco Edmonton
Sysco Fine Meats of Toronto
Sysco Fine Meats of Vancouver
Sysco Food Services of Atlantic Canada
Sysco Food Services of Canada
Sysco Food Services of Edmonton

Subsidiary Name	DBA Name	Jurisdiction
Sysco Food Services of Regina
Sysco Food Services of Vancouver
Sysco Four Seasons
Sysco Four Seasons Produce
Sysco Freshcut Produce Toronto
Sysco Freshcut Produce Vancouver
Sysco Grand Montréal
Sysco Halifax
Sysco HRI Supply
Sysco Kelowna
Sysco Kingston
Sysco Kingston Redistribution Centre
Sysco Lakeside
Sysco London
Sysco Milton
Sysco Moncton
Sysco Montréal
Sysco NASYS
Sysco Québec
Sysco Regina
Sysco Southwestern Ontario
Sysco St. Johns
Sysco Sturgeon Falls
Sysco Thunder Bay
Sysco Toronto
Sysco Vancouver
Sysco Ventra
Sysco Victoria
Sysco Windsor
Sysco Winnipeg
Transport Dytran
Trimpac Meat Distributors
Trimpac Sysco
Sysco Central Alabama, LLC		Delaware
Sysco Central California, Inc.		California
Sysco Central Florida, Inc.		Delaware
Sysco Central Illinois, Inc.	Waugh Foods	Delaware
Sysco Central Pennsylvania, LLC		Delaware
Sysco Charlotte, LLC		Delaware
Sysco Chicago, Inc.		Delaware
Sysco Cincinnati, LLC		Delaware
Sysco Cleveland, Inc.	Ohio Farmers	Delaware
Sysco Columbia, LLC		Delaware
Sysco Connecticut, LLC		Delaware
Sysco Corporation		Delaware

Subsidiary Name	DBA Name	Jurisdiction
Sysco Corporation Good Government Committee, Inc.		Delaware
Sysco CRC Holdings, Sociedad De Responsibilidad Limitada		Costa Rica
Sysco Detroit, LLC		Delaware
Sysco Disaster Relief Foundation, Inc.		Texas
Sysco Eastern Maryland, LLC		Delaware
Sysco Eastern Wisconsin, LLC		Delaware
Sysco EU II S.á.r.l.		Luxembourg
Sysco EU III S.á.r.l.		Luxembourg
Sysco EU IV Capital Unlimited Company		Ireland
Sysco EU IV S.á.r.l.		Luxemoburg
Sysco Foundation, Inc.		Texas
Sysco France Holding SAS		France
Sysco France SAS		France
Sysco George Town II, LLC		Delaware
Sysco George Town Limited S.á.r.l.		Luxembourg
Sysco Global Holdings, B.V.		Netherlands
Sysco Global Resources, LLC		Delaware
Sysco Global Services, LLC		Delaware
Sysco Grand Cayman Company		Cayman Islands
Sysco Grand Cayman II Company		Cayman Islands
Sysco Grand Cayman III Company		Cayman Islands
Sysco Grand Rapids, LLC		Delaware
Sysco Guernsey Limited		Guernsey
Sysco Guest Supply Canada Inc.		Canada
Sysco Guest Supply Europe Limited		United Kingdom
Sysco Guest Supply Europe Goods Wholesalers LLC		UAE
Sysco Guest Supply, LLC	Guest Supply	Delaware
Guest Supply – a Sysco Company
Guest Worldwide
Supply Guest Services
Sysco Gulf Coast, LLC	FreshPoint Gulf Coast	Delaware
Sysco Hampton Roads, Inc.		Delaware
Sysco Hawaii, Inc.	Foodservice in Paradise	Delaware
HFM
HFM First in Foods
HFM Foodservice
HFM Morrad Foodservice
Sysco Holdings, LLC		Delaware
Sysco Holdings II, LLC		Delaware
Sysco Indianapolis, LLC		Delaware
Sysco International Food Group, Inc.		Florida
Sysco International, ULC		British Columbia, Canada
Sysco Iowa, Inc.		Delaware
Sysco Jackson, LLC		Delaware

Subsidiary Name	DBA Name	Jurisdiction
Sysco Jacksonville, Inc.		Delaware
Sysco Kansas City, Inc.		Missouri
Sysco Knoxville, LLC		Delaware
Sysco Labs Europe Limited		Ireland
Sysco Labs Pvt. Ltd.		Sri Lanka
Sysco Leasing, LLC		Delaware
Sysco Lincoln Transportation Company, Inc.	Pegler-Sysco Transportation Co.	Nebraska
Sysco Lincoln, Inc.		Nebraska
Sysco Long Island, LLC		Delaware
Sysco Los Angeles, Inc.		Delaware
Sysco Louisville, Inc.		Delaware
Sysco Memphis, LLC		Delaware
Sysco Merchandising and Supply Chain Services Canada, Inc.		Canada
Sysco Merchandising and Supply Chain Services, Inc.	Alfmark	Delaware
Alfmark Transportation
Sysco Imports
Sysco Northeast Redistribution Center
Sysco South Redistribution Center
Sysco Metro New York, LLC		Delaware
Sysco Minnesota, Inc.		Delaware
Sysco Montana, Inc.		Delaware
Sysco Nashville, LLC		Delaware
Sysco Netherlands Partners, LLC		Delaware
Sysco North Central Florida, Inc.		Delaware
Sysco North Dakota, Inc.		Delaware
Sysco Northern New England, Inc.	Reed Distributors	Maine
Sysco Philadelphia, LLC		Delaware
Sysco Pittsburgh, LLC		Delaware
Sysco Portland, Inc.		Delaware
Sysco Raleigh, LLC		Delaware
Sysco Resources Services, LLC	Sysco Business Services	Delaware
Sysco Riverside, Inc.		Delaware
Sysco Sacramento, Inc.		Delaware
Sysco San Diego, Inc.		Delaware
Sysco San Francisco, Inc.		California
Sysco Seattle, Inc.	DiTomaso	Delaware
DiTos
Sysco Alaska
Sysco South Florida, Inc.		Delaware
Sysco Southeast Florida, LLC		Delaware
Sysco Spain Holdings SLU		Spain
Sysco Spokane, Inc.	Sysco Food Services of Spokane	Delaware
Sysco St. Louis, LLC		Delaware
Sysco Syracuse, LLC		Delaware

Subsidiary Name	DBA Name	Jurisdiction
Sysco Technologies, LLC		Delaware
Sysco Technologies Cayman, Ltd.		Cayman Islands
Sysco UK Holdings Limited		England
Sysco UK Limited		England
Sysco UK Partners LLP		England
Sysco USA I, Inc.	Sysco Dallas	Delaware
Sysco East Texas
Sysco Idaho
Sysco Intermountain
Sysco North Texas
Sysco West Texas
Sysco USA II, LLC	Arrow Sysco Food Services	Delaware
Doerle Food Service
Sysco Arkansas
Sysco Oklahoma
Sysco USA III, LLC		Delaware
Sysco Ventura, Inc.		Delaware
Sysco Ventures, Inc.		Delaware
Sysco Virginia, LLC		Delaware
Sysco West Coast Florida, Inc.		Delaware
Sysco Western Minnesota, Inc.	Appert's Foodservice	Delaware
Buckhead Meat of Minnesota
SYY Netherlands C.V.		Netherlands
SYY Panama S. de R.L.		Panama
The SYGMA Network, Inc.		Delaware
Victua SAS		France
Walker Foods, Inc.		New York
Wild Harvest Limited		United Kingdom